Exhibit 5.1

April 29, 2026

Allbirds, Inc.
530 Washington Street
San Francisco, CA 94111

Ladies and Gentlemen:

We have acted as counsel to Allbirds, Inc., a Delaware public benefit corporation (the “Company”), in connection with the issuance and sale, from time to time, of the shares of Class A common stock, $0.0001 par value per share of the Company (the “ATM Shares”), having an aggregate offering price of up to $50,000,000 through Chardan Capital Markets LLC (“Chardan”), as the sales agent, to be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-288434) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 30, 2025 and declared effective by the Commission on July 10, 2025 (the “Registration Statement”), the base prospectus included in the Registration Statement (the “Base Prospectus”) and the prospectus supplement, dated April 29, 2026 and filed with the Commission on April 29, 2026 pursuant to Rule 424(b)(5) promulgated under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), and that certain Class A Common Stock Sales Agreement dated as of April 28, 2026, by and between the Company and Chardan (the “Sales Agreement”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the ATM Shares.

As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Delaware General Corporation Law (the “DGCL”), corporate records and documents of the Company, certificates of officers of the Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinion set forth below, including, but not limited to:

1. the Registration Statement, including the Prospectus;

2. the Sales Agreement;

3. the Ninth Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on November 5, 2021, as amended by the Certificate of Amendment filed August 29, 2024 (the “Certificate of Incorporation”), and certified by the Secretary of State of the State of Delaware;

4. the Amended and Restated Bylaws of the Company, effective as of August 17, 2023 (the “Bylaws”), certified by the Corporate Secretary of the Company as being in full force and effect on the date hereof; and

5. resolutions, minutes of meetings, and corporate records of actions taken by the Board of Directors of the Company (the “Board”) and committees thereof, as furnished and certified to us by the Company.

In making our examination, we have assumed (i) that all signatures on documents examined by us are genuine; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies; (iv) that each individual signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (v) that each individual signing in a representative capacity any document reviewed by us had legal capacity to sign in such capacity; (vi) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; (vii) that the Registration Statement, Prospectus and the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein; and (viii) the accuracy, completeness and authenticity of certificates of public officials.

In connection with the opinion hereinafter expressed, we have also assumed that: (i) the ATM Shares will be issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; (ii) all corporate or other action required to be taken by the Company to duly authorize the issuance of the ATM Shares and the terms of the offering thereof, and any related documentation (including the execution, delivery and performance of the Sales Agreement and ATM Shares, and any related documentation referred to in our opinion set forth below) shall have been duly completed and shall remain in full force and effect; (iii) the Registration Statement and any amendments relating thereto will continue to be effective; (iv) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware; (v) at the time any ATM Shares are issued, (x) there will not have occurred any change in the law or in the Certificate of Incorporation affecting the issuance of such ATM Shares, and (y) no relevant corporate actions will have been modified or rescinded; (vi) the ATM Shares will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of Class A common stock under the Certificate of Incorporation; and (vii) future issuances of ATM Shares will be made in accordance with the parameters established by the Board or a duly authorized Pricing Committee of the Board (a “Pricing Committee”), as such parameters may be established from time to time.

For purposes of the opinion set forth below, we have assumed that (i) the price per share for any ATM Shares issued will be equal to or greater than the minimum price authorized by the Board or a Pricing Committee in connection with the applicable issuance and sale of such ATM Shares and (ii) no event has occurred that causes the number of authorized shares of Class A common stock available for issuance by the Company to be less than the number of shares then issuable pursuant to the Sales Agreement and the Prospectus.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that the ATM Shares to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company against payment in full of the consideration therefor in accordance with the terms set out in the Prospectus and the terms of the Sales Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited solely and in all respects to the DGCL and the federal laws of the United States of America that, in our experience, are applicable to transactions of the type contemplated by the Sales Agreement, and we express no opinion as to the laws of any other jurisdiction. We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinion expressed herein is given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change in law, facts or circumstances occurring after the date hereof pertaining to any matter referred to herein.

This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as representations of fact. We understand that you have made such independent investigations of the facts as you deemed necessary, and that the determination of the extent of those investigations that are necessary has been made independent of this opinion letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on the date hereof and to the incorporation by reference of this opinion letter in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Hart LLP